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                                                                       EXHIBIT 6

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the common stock, par value $.01 per share, of Texoil, Inc.


                                      OEI Acquisition Corp.

                                      By:  /s/ Robert K. Reeves
                                          --------------------------------------
                                      Name:  Robert K. Reeves
                                      Title: Executive Vice President, General
                                             Counsel and Secretary

                                      Ocean Energy, Inc.

                                      By:  /s/ Robert K. Reeves
                                         ---------------------------------------
                                      Name:  Robert K. Reeves
                                      Title: Executive Vice President, General
                                             Counsel and Secretary



Dated:  January 26, 2001